U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 14, 2004

The KingThomason Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada (state of incorporation)	333-60880 (Commission File Number)	73-1602395 (IRS Employer I.D. Number)

2600 Old Crow Canyon Road, #201
San Ramon, CA 94583
925-905-5630
____________________________________________________
(Address and telephone number of registrant's principal
executive offices and principal place of business)

 Item 1.01  Entry into a Material Definitive Agreement

On October 14, 2004, The KingThomason Group, Inc.(KingThomason) entered into a common stock purchase agreement to sell Fusion Capital Fund II, LLC up to $6 million of newly issued KingThomason common stock over a period of up to 30 months. Specifically, after the Securities & Exchange Commission has declared effective a registration statement, each month the Company has the right to sell to Fusion Capital $200,000 of its common stock at a purchase price based upon the market price of its common stock on the date of each sale without any fixed discount to the market price. At the Company’s sole option, Fusion Capital can be required to purchase lesser or greater amounts of common stock each month up to $6.0 million in the aggregate. The Company has the right to control the timing and the amount of stock sold to Fusion Capital. KingThomason also has the right to terminate the agreement at any time without any additional cost.

Item 9.01.  Exhibits and Reports on Form 8-K

(c)	Exhibits

The following exhibits are filed as a part of this Form 8-K:

Exhibit	Description of Exhibit

10.9	Common Stock Purchase Agreement between registrant and Fusion Capital Fund II, LLC dated October 14, 2004.

10.10	Registration Rights Agreement between registrant and Fusion Capital Fund II, LLC dated October 14, 2004.

99.1	Registrant’s press release dated October 19, 2004
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The KingThomason Group, Inc.

Date: October 19, 2004	By:	/s/ Thomas E. King III

T.E. King III, President

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 The KingThomason Group, Inc.
Commission File No. 333-60880

EXHIBIT INDEX

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 14, 2004

The following exhibits are filed as a part of this Form 8-K:

Exhibit	Description of Exhibit

10.9	Common Stock Purchase Agreement between registrant and Fusion Capital Fund II, LLC dated October 14, 2004.

10.10	Registration Rights Agreement between registrant and Fusion Capital Fund II, LLC dated October 14, 2004.

99.1	Registrant’s press release dated October 19, 2004.

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